Exhibit 99.1

Mesa Labs Acquires a Process Challenge Device Business

Lakewood, Colorado, October 15, 2014 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets and certain liabilities of the process challenge device business (the “PCD Business”) from PCD – Process Challenge Devices, LLC, a California company (“PCD-LLC”).

The acquisition of the PCD Business is expected to add approximately $2,800,000 to Mesa’s revenues and to be accretive to its diluted net income per share during the first twelve months. For additional information on the acquisition, please refer to Mesa’s filings on Forms 8-K and 10-Q.

PCD-LLC sources biological indicators (“BIs”) of known resistance from a variety of BI manufacturers, including Mesa, and packages them into proprietary plastic pouches of varying permeability, thus increasing the BI’s resistance to sterilization. As a result, these pouches challenge the sterilization process in a more robust manner than a stand-alone BI and are called process challenge devices (“PCDs”). Currently, the primary application of PCDs is in the field of ethylene oxide (“EO”) sterilization of medical devices. The PCDs mimic the multiple packaging layers through which the EO sterilizing agent must pass in order to reach the actual device being sterilized. PCDs have gained world-wide acceptance by companies performing EO sterilization as a means of decreasing the time to conduct quality control testing and lowering their costs.

PCD-LLC’s technology is also applied to Steam, Hydrogen Peroxide and other gaseous sterilization methods. These products are currently being qualified at several industrial sites worldwide and are expected to contribute incremental revenue in the coming years.

“We are excited to add PCD-LLC’s products to Mesa’s line of biological indicators”, said John J. Sullivan, President and CEO of Mesa. “PCD-LLC has built a great business based on their patented “EO Resistant Barrier Pouch” technology. We are already a major supplier of BIs into the EO sterilization market, both directly and through PCD-LLC, and this acquisition will help solidify our market position. This is exactly the kind of “value-added” product that will enhance our BI offerings and improve the BI Division’s gross margins. We look forward to working with the PCD-LLC team over the next few months to integrate this business into Mesa’s BI Division, move the manufacturing operations to Mesa’s Omaha Manufacturing Facility and execute a growth plan for the future.”

“We are very pleased to have the company we founded eighteen years ago grow into the extraordinarily successful organization it is today,” said R. Daniel Webster, CEO of PCD-LLC. “To have it then recognized and acquired by a top notch company like Mesa is very satisfying and an American dream come true. We look forward to supporting their efforts to expand the PCD business to the next level.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into three divisions across six physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "intend," “anticipate,” "estimate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2014, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com